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                        SECURITIES & EXCHANGE COMMISSION
                                Washington, D.C.



                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

                     THE SECURITIES AND EXCHANGE ACT OF 1934



       Date of Report (Date of Earliest Event Reported): November 20, 2001




                               AEP INDUSTRIES INC.
             (Exact Name of Registrant as Specified in its Charter)





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
           DELAWARE                      0-14450                          22-1916107
(Jurisdiction of Incorporation)  (Commission File Number)   (I.R.S. Employer Identification Number)
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      125 Phillips Avenue, South Hackensack, New Jersey       07606
      (Address of Principal Executive Offices)                (Zip Code)


       Registrant's Telephone Number, Including Area Code: (201) 641-6600




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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

         On November 20, 2001, Registrant, as Borrower, entered into a loan and security agreement with Congress Financial Corporation, as agent, and the financial institutions named therein, as Lenders, under which the Lenders provided a maximum credit facility of $85 million, including a letter of credit facility of up to $20 million. The new credit facility is secured by mortgages and liens on Registrant's domestic assets. At the closing, Registrant borrowed the sum of $52.1 million, of which $51.8 million was used to pay off the existing long term credit facility. Rates under the new facility are comparable to those under the prior facilities.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits.

The Exhibits listed below are filed as part of this report:

1. Loan and security agreement, dated November 20, 2001, by and among AEP Industries Inc., as Borrower, and Congress Financial Corporation, as agent, and the financial institutions named therein, as Lenders.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         AEP INDUSTRIES INC.
                                            (Registrant)


December 5, 2001                         /s/  Lawrence R. Noll
                                         ---------------------------------------

                                         Lawrence R. Noll
                                         Vice President and Controller